                                EXHIBIT 21

                      SUBSIDIARIES OF THE REGISTRANT

          As of December 31, 1996, the Registrant had the following subsidiaries:

           SUBSIDIARY                    STATE OF INCORPORATION
           ----------                    ----------------------
      Valley Ridge Bank                       Michigan